EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in Registration Statement No. 33-25922C of Telident, Inc. on Form S-8 and Registration Statement No. 33-99054 of Telident, Inc. on Form S-3 of our report dated July 31, 1998 (August 18, 1998 as to Note 7) in the Annual Report on Form 10-KSB/A of Telident, Inc. for the fiscal year ended June 30, 1998.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Minneapolis, Minnesota
April 2, 1999